                                                                      Exhibit 11


                       MERCK & CO., INC. AND SUBSIDIARIES

                 Computations of Earnings Per Common Share (a)
                 ---------------------------------------------
                     (In millions except per share amounts)

                                                                                  1993               1992              1991
                                                                                --------           --------          --------
Net Income and Adjusted Earnings:
- ---------------------------------

Income Before Cumulative Effect
  of Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . . .   $2,166.2           $2,446.6          $2,121.7
Cumulative Effect of Accounting Changes . . . . . . . . . . . . . . . . . . .      -                 (462.4)             -
                                                                                --------           --------          --------
Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,166.2            1,984.2           2,121.7
Effect on Earnings of Compensation Expense on
  Stock Option and Executive Incentive Plans  . . . . . . . . . . . . . . . .        1.6                4.0              11.9
Effect on Earnings of Interest on
  Debentures Issued by Medco  . . . . . . . . . . . . . . . . . . . . . . . .         .2                  -                 -
Adjusted Earnings for Fully Diluted                                             --------           --------          --------
  Earnings Per Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $2,168.0           $1,988.2          $2,133.6
                                                                                ========           ========          ========

Weighted Average Shares and Share
 Equivalents Outstanding:
- ---------------------------------

Weighted Average Shares Outstanding (As Reported) . . . . . . . . . . . . . .    1,156.5            1,153.5           1,159.9
Common Share Equivalents Issuable
  Under Stock Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . .        6.9                8.8              12.0
Common Share Equivalents Issuable Under
  Executive Incentive Plans . . . . . . . . . . . . . . . . . . . . . . . . .        2.0                2.2               2.4
Common Share Equivalents Issuable on Assumed
  Conversion of Debentures Issued by Medco  . . . . . . . . . . . . . . . . .         .4               -                 -
                                                                                --------           --------          --------
Weighted Average Shares and
  Share Equivalents Outstanding . . . . . . . . . . . . . . . . . . . . . . .    1,165.8            1,164.5           1,174.3
                                                                                ========           ========          ========

Earnings Per Share (As Reported):
- ---------------------------------

 Before Cumulative Effect
   of Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . .      $1.87              $2.12             $1.83
 Cumulative Effect of Accounting Changes  . . . . . . . . . . . . . . . . . .       -                  (.40)             -
                                                                                   -----              -----             -----
 Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $1.87              $1.72             $1.83
                                                                                   =====              =====             =====

Fully Diluted Earnings Per Share: (b)
- ---------------------------------

Before Cumulative Effect
  of Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . . .      $1.86              $2.10             $1.82
Cumulative Effect of Accounting Changes . . . . . . . . . . . . . . . . . . .       -                  (.39)            -
                                                                                   -----              -----             -----
Fully Diluted Earnings Per Share  . . . . . . . . . . . . . . . . . . . . . .      $1.86              $1.71             $1.82
                                                                                   =====              =====             =====

(a) All per share amounts for the current and prior periods presented in this exhibit reflect the three-for-one split of the Company's common stock effective May 6, 1992.

(b) This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.